Alternative Loan Trust 2005-AR1

Final Term Sheet

$768,170,100 (Approximate)

CWALT, Inc.

Depositor

Countrywide Home Loans, Inc.

Seller

Countrywide Home Loans Servicing LP

Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS

DATED DECEMBER 23, 2005

Mortgage Pass-Through Certificates, Series 2005-AR1

Distributions payable monthly, beginning January 25, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

	Initial Class Certificate Balance	Pass-Through Rate		Initial Class Certificate Balance	Pass-Through Rate
Class 1-A	$152,002,000	Variable	Class M-2	$11,177,000	Variable
Class 2-A-1	$333,710,000	Variable	Class M-3	$6,552,000	Variable
Class 2-A-2	$100,758,000	Variable	Class M-4	$6,552,000	Variable
Class 2-A-3A	$105,256,000	Variable	Class M-5	$6,552,000	Variable
Class 2-A-3B	$11,695,000	Variable	Class M-6	$5,010,000	Variable
Class A-R	$100	N/A	Class M-7	$6,937,000	Variable
Class M-1	$21,969,000	Variable

Summary

Offered Certificates

Alternative Loan Trust 2005-AR1 will issue fifteen classes of certificates, thirteen of which are being offered by this free writing prospectus and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist, on the closing date, of a pool of mortgage loans with an aggregate stated principal balance of approximately $770,873,222 as of December 1, 2005, and certain other property and assets described in this free writing prospectus. In addition, the offered certificates represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust’s rights under the swap administration agreement referred to in this free writing prospectus.

The mortgage pool consists of two loan groups, each consisting of mortgage loans with maturities of up to 30 years secured by first liens on one- to four-family residential properties. The mortgage loans have mortgage rates that either (i) adjust monthly, semi-annually or annually or (ii) have a fixed rate period of two, three, five or seven years after the first payment date of each mortgage loan and thereafter adjust semi-annually or annually, in each case based on a specified index. Loan group 1 is expected to have an aggregate stated principal balance of approximately $166,577,501 as of the cut-off date and loan group 2 is expected to have an aggregate stated principal balance of $604,295,721 as of the cut-off date. All of the mortgage loans in loan group 1 have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

Generally:

•	the Class 1-A Certificates will be backed by the cashflows from the group 1 mortgage loans,

•	the Class 2-A-1, Class 2-A-2, Class 2-A-3A and Class 2-A-3B Certificates will be backed by the cashflows from the group 2 mortgage loans, and

•	the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will be backed by the cashflows from both loan groups.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they receive the respective ratings at least as high as those set forth below by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and by Moody’s Investors Service, Inc. (“Moody’s”):

Class	S&P Rating	Moody’s Rating	Type

Class 1-A	AAA	Aaa	Senior/Variable Rate
Class 2-A-1	AAA	Aaa	Senior/Variable Rate

Class 2-A-2	AAA	Aaa	Senior/Variable Rate

Class 2-A-3A	AAA	Aaa	Super Senior/Variable Rate

Class 2-A-3B	AAA	Aaa	Senior Mezzanine/Variable Rate

Class A-R	AAA	Aaa	Senior/Residual/Principal Only

Class M-1	AA+	Aa1	Subordinate/Variable Rate

Class M-2	AA	Aa2	Subordinate/Variable Rate

Class M-3	AA	Aa3	Subordinate/Variable Rate

Class M-4	AA-	A1	Subordinate/Variable Rate

Class M-5	A+	A2	Subordinate/Variable Rate

Class M-6	A	A3	Subordinate/Variable Rate

Class M-7	BBB+	Baa2	Subordinate/Variable Rate

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

Other Certificates

In addition to the offered certificates, the trust fund will issue the Class C and Class P Certificates, which are not being offered to the public pursuant to this free writing prospectus and the prospectus. The Class P Certificates will have an initial class certificate balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. Any information contained in this free writing prospectus with respect to the Class C and Class P Certificates is provided only to permit a better understanding of the offered certificates.

Cut-off Date

For each mortgage loan, the later of December 1, 2005 and the date of origination for that mortgage loan (either of these dates is sometimes referred to in this free writing prospectus as the cut-off date).

Closing Date

On or about December 29, 2005.

Depositor

CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sellers

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

The NIM Insurer

After the closing date, a separate trust or trusts may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this free writing prospectus as the “NIM Insurer.” The references to the NIM Insurer in this free writing prospectus are applicable only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for January 25, 2006.

Registration of Certificates

The offered certificates (other than the Class A-R Certificates) will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe. The Class A-R Certificates will be issued in fully registered certificated form and will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Record Date

The record date for any distribution date will be the business day immediately preceding that distribution date or, if the offered certificates are no longer book-entry certificates, the record date for any distribution date will be the last business day of the month preceding the month of such distribution date.

Interest Payments

On each distribution date, holders of each class of offered certificates, other than the Class A-R Certificates (we sometimes refer to these certificates as “LIBOR Certificates”), will be entitled to receive:

•	the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance of that class of certificates immediately prior to that distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period for each class of LIBOR Certificates for any distribution date will be the period commencing on the preceding distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date. Interest on the LIBOR

Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that interest accrual period.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates in accordance with the priorities of payment set forth in this free writing prospectus to the extent there is cash available on that date.

Optional Termination

The master servicer may purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund declines to 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the trust fund.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Credit Enhancement

Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

The aggregate stated principal balance of the mortgage loans as of the cut-off date is expected to exceed the initial aggregate class certificate balance of the offered certificates by approximately $2,703,122. This amount is called “overcollateralization” and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement. On any distribution date, the amount of overcollateralization (if any) will be available to absorb losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any). If the level of overcollateralization is reduced, excess cashflow and net swap payments, if any, will be applied to reduce the certificate balance of the certificates to restore the required level of overcollateralization.

The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates and the expenses of the trust fund because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates, the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty.

Subordination

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a payment priority over the subordinated certificates. With respect to the subordinated certificates, the payment priority is in ascending order of their numerical class designation.

Subordination is designed to provide the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of payment.

In addition, if the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans in a loan group will then be allocated to the senior certificates related to that loan group on a pro rata basis, except that any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-3A Certificates will instead be allocated to the Class 2-A-3B Certificates, until its class certificate balance is reduced to zero.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 4.72% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate class certificate balance of the LIBOR Certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate class certificate balance of the LIBOR Certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the amount payable by the swap contract administrator exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the LIBOR Certificates and to maintain overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans and will not be available to cover any amounts on any class of certificates.

Tax Status

For federal income tax purposes, the trust fund (exclusive of the assets held in the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The offered certificates, other than the Class A-R Certificates, will also represent the right to receive payments from the carryover reserve fund. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring LIBOR Certificates with assets of such a plan will be required to satisfy certain additional conditions.

Legal Investment

The senior certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

The Mortgage Pool

Loan Group 1

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
3.501 – 4.000	1	$111,481	0.07%	$111,481	3.625%	357	723	48.1%
4.001 – 4.500	6	1,287,864	0.77	214,644	4.337	354	707	75.9
4.501 – 5.000	5	1,176,179	0.71	235,236	4.802	352	737	76.9
5.001 – 5.500	74	15,428,460	9.26	208,493	5.339	357	710	78.5
5.501 – 6.000	264	50,962,009	30.59	193,038	5.822	357	697	79.0
6.001 – 6.500	236	46,267,062	27.78	196,047	6.291	357	695	79.1
6.501 – 7.000	207	36,876,057	22.14	178,145	6.757	357	692	78.8
7.001 – 7.500	49	9,480,554	5.69	193,481	7.251	356	677	79.1
7.501 – 8.000	18	3,687,064	2.21	204,837	7.763	355	683	80.0
8.001 – 8.500	9	1,142,371	0.69	126,930	8.211	356	674	79.4
8.501 – 9.000	1	158,400	0.10	158,400	8.625	357	777	80.0

Total	870	$166,577,501	100.00%

(1)	The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 (net of such premiums) is expected to be approximately 6.237% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 6.238% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
50,000.01 – 100,000.00	92	$7,422,496	4.46%	$80,679	6.457%	357	684	79.2%
100,000.01 – 150,000.00	201	25,275,612	15.17	125,749	6.244	357	691	78.6
150,000.01 – 200,000.00	231	40,356,967	24.23	174,705	6.296	357	695	78.8
200,000.01 – 250,000.00	135	30,126,573	18.09	223,160	6.210	357	697	79.4
250,000.01 – 300,000.00	119	32,877,742	19.74	276,284	6.196	357	697	78.4
300,000.01 – 350,000.00	78	25,224,499	15.14	323,391	6.138	356	699	79.6
350,000.01 – 400,000.00	12	4,450,678	2.67	370,890	6.209	356	697	77.3
400,000.01 – 450,000.00	2	842,936	0.51	421,468	7.105	355	707	80.0

Total	870	$166,577,501	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $191,468.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
601 - 620	5	$858,318	0.52%	$171,664	6.912%	357	615	80.0%
621 - 640	30	4,970,343	2.98	165,678	6.520	356	631	79.5
641 - 660	52	9,033,080	5.42	173,713	6.595	357	653	79.1
661 - 680	278	52,193,897	31.33	187,748	6.285	357	669	79.0
681 - 700	184	35,162,431	21.11	191,100	6.206	357	689	78.9
701 - 720	138	28,193,361	16.93	204,300	6.192	357	710	78.8
721 - 740	77	14,568,376	8.75	189,200	6.018	356	730	78.4
741 - 760	59	11,817,834	7.09	200,302	6.109	356	748	79.2
761 - 780	27	5,167,821	3.10	191,401	6.507	356	770	79.6
781 - 800	16	3,694,004	2.22	230,875	5.885	357	791	77.5
801 - 820	4	918,035	0.55	229,509	5.585	354	803	74.2

Total	870	$166,577,501	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 696.

Documentation Programs for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Reduced	499	$104,963,544	63.01%	$210,348	6.365%	357	697	78.9%
Full/Alternative	331	53,420,373	32.07	161,391	5.946	357	693	79.1
No Income/No Asset	17	3,424,537	2.06	201,443	6.831	354	709	77.1
Stated Income/Stated Asset	8	1,682,247	1.01	210,281	5.971	353	689	75.2
Full DU (1)	8	1,580,428	0.95	197,553	6.305	357	698	81.1
No Ratio	7	1,506,373	0.90	215,196	6.602	353	673	78.9

Total	870	$166,577,501	100.00%

(1)	A hybrid of the Full Documentation Program and Fannie Mae Desktop Underwriter, an automated underwriting system (AUS).

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
50.00 and Below	4	$593,807	0.36%	$148,452	5.257%	357	734	41.7%
50.01 - 55.00	7	1,104,012	0.66	157,716	6.654	357	683	53.0
55.01 - 60.00	7	1,580,988	0.95	225,855	5.962	355	697	58.2
60.01 - 65.00	3	673,304	0.40	224,435	6.004	354	673	64.1
65.01 - 70.00	24	3,997,654	2.40	166,569	6.033	355	711	69.1
70.01 - 75.00	27	5,816,120	3.49	215,412	6.037	356	699	73.6
75.01 - 80.00	787	151,289,470	90.82	192,236	6.257	357	695	79.9
80.01 - 85.00	4	509,813	0.31	127,453	6.367	357	703	85.0
85.01 - 90.00	4	574,599	0.34	143,650	6.598	356	707	89.9
90.01 - 95.00	2	270,154	0.16	135,077	5.576	356	707	95.0
95.01 - 100.00	1	167,579	0.10	167,579	4.500	348	624	98.5

Total	870	$166,577,501	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 78.90%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	1	$103,660	0.06%	$103,660	6.250%	358	716	80.0%
Arkansas	2	302,525	0.18	151,262	5.890	357	704	64.1
Arizona	47	8,718,362	5.23	185,497	6.383	357	693	78.6
California	152	40,582,468	24.36	266,990	6.057	357	700	79.3
Colorado	30	4,742,582	2.85	158,086	6.174	357	688	78.6
Connecticut	1	170,999	0.10	170,999	5.990	356	686	80.0
Delaware	3	747,065	0.45	249,022	5.761	355	699	79.7
Florida	45	8,325,041	5.00	185,001	6.409	356	702	78.9
Georgia	29	4,424,554	2.66	152,571	6.125	357	692	79.9
Iowa	10	1,399,380	0.84	139,938	6.503	357	687	80.0
Idaho	1	51,712	0.03	51,712	6.925	357	672	85.0
Illinois	54	10,143,569	6.09	187,844	6.479	357	690	79.2
Indiana	18	2,234,447	1.34	124,136	5.748	357	697	79.7
Kansas	8	1,028,115	0.62	128,514	6.231	357	704	79.9
Kentucky	8	887,580	0.53	110,947	6.447	357	685	81.4
Massachusetts	9	2,252,105	1.35	250,234	6.306	357	704	80.0
Maryland	33	7,784,976	4.67	235,908	6.253	357	695	78.8
Maine	1	160,680	0.10	160,680	5.350	358	802	67.0
Michigan	27	3,882,309	2.33	143,789	6.296	357	696	79.4
Minnesota	45	8,214,603	4.93	182,547	6.366	357	691	79.6
Missouri	21	2,426,372	1.46	115,542	6.222	357	680	78.7
Mississippi	4	395,497	0.24	98,874	6.302	358	677	78.9
Montana	1	280,763	0.17	280,763	6.050	357	689	80.0
North Carolina	27	4,510,122	2.71	167,042	6.221	356	708	79.6
Nebraska	4	237,318	0.14	59,330	6.787	356	690	79.9
New Hampshire	1	82,823	0.05	82,823	6.000	352	652	69.6
New Jersey	26	6,125,470	3.68	235,595	6.216	356	693	76.4
New Mexico	1	227,200	0.14	227,200	5.990	356	674	80.0
Nevada	62	13,819,999	8.30	222,903	6.412	355	699	77.2
New York	8	2,148,812	1.29	268,602	6.398	356	703	80.0
Ohio	38	5,058,312	3.04	133,113	6.173	357	683	80.1
Oregon	18	3,112,886	1.87	172,938	5.906	357	686	77.0
Pennsylvania	16	2,330,990	1.40	145,687	6.708	357	706	78.9
Rhode Island	4	776,529	0.47	194,132	6.151	358	691	79.7
South Carolina	5	632,586	0.38	126,517	5.918	357	694	80.0
South Dakota	2	224,923	0.14	112,461	6.620	357	663	80.0
Tennessee	10	1,283,690	0.77	128,369	6.338	356	691	79.1
Texas	14	1,429,085	0.86	102,077	6.366	357	683	79.7
Utah	7	950,044	0.57	135,721	6.355	355	675	82.2
Virginia	16	3,430,379	2.06	214,399	6.333	355	699	77.0
Washington	44	8,464,767	5.08	192,381	6.162	357	693	79.1
Wisconsin	17	2,472,204	1.48	145,424	6.408	357	693	79.2

Total	870	$166,577,501	100.00%

(1)	As of the cut-off date, no more than approximately 0.522% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	495	$99,808,623	59.92%	$201,634	6.303%	356	700	79.5%
Refinance (rate/term)	237	41,110,743	24.68	173,463	6.150	357	686	79.6
Refinance (cash-out)	138	25,658,135	15.40	185,929	6.126	357	694	75.4

Total	870	$166,577,501	100.00%

Type of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	664	$122,766,641	73.70%	$184,890	6.184%	357	695	79.0%
Planned Unit Development	110	22,703,987	13.63	206,400	6.429	356	698	78.2
Low-Rise Condominium	62	12,228,224	7.34	197,229	6.127	357	698	79.1
2-4 Family Residence	33	8,690,650	5.22	263,353	6.639	356	695	78.7
High-Rise Condominium	1	188,000	0.11	188,000	6.790	357	686	80.0

Total	870	$166,577,501	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	804	$154,761,428	92.91%	$192,489	6.189%	357	694	79.0%
Investment Property	51	9,004,928	5.41	176,567	7.006	354	713	77.7
Secondary Residence	15	2,811,145	1.69	187,410	6.474	353	724	78.1

Total	870	$166,577,501	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
359	2	$351,606	0.21%	$175,803	6.102%	359	707	76.1%
358	201	37,774,002	22.68	187,930	6.344	358	693	78.8
357	441	83,485,205	50.12	189,309	6.212	357	692	79.1
356	146	28,613,828	17.18	195,985	6.085	356	701	79.2
355	15	2,276,319	1.37	151,755	6.371	355	703	79.2
354	11	2,117,249	1.27	192,477	6.943	354	692	79.9
353	18	4,226,906	2.54	234,828	6.756	353	716	78.6
352	15	2,823,996	1.70	188,266	6.587	352	709	76.5
351	10	2,374,029	1.43	237,403	5.709	351	697	74.4
350	6	1,474,548	0.89	245,758	5.909	350	714	74.3
349	3	792,246	0.48	264,082	5.853	349	730	73.5
348	1	167,579	0.10	167,579	4.500	348	624	98.5
346	1	99,988	0.06	99,988	5.625	346	681	80.0

Total	870	$166,577,501	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 357 months.

Months to Next Adjustment Date

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
1	4	$704,979	0.42%	$176,245	5.627%	353	768	79.6%
2	1	243,920	0.15	243,920	4.625	350	729	79.2
3	8	1,343,698	0.81	167,962	4.552	357	708	76.0
4	2	154,278	0.09	77,139	5.739	350	677	80.0
13	2	466,746	0.28	233,373	6.536	349	680	76.0
14	5	1,230,628	0.74	246,126	6.164	350	711	73.3
15	10	2,374,029	1.43	237,403	5.709	351	697	74.4
16	15	2,823,996	1.70	188,266	6.587	352	709	76.5
17	18	4,226,906	2.54	234,828	6.756	353	716	78.6
18	11	2,117,249	1.27	192,477	6.943	354	692	79.9
19	11	1,847,702	1.11	167,973	6.392	355	705	78.1
20	134	26,226,037	15.74	195,717	6.100	356	700	79.2
21	372	70,800,473	42.50	190,324	6.260	357	692	79.2
22	177	33,333,716	20.01	188,326	6.341	358	694	79.0
23	1	276,469	0.17	276,469	5.890	359	717	75.0
24	1	167,579	0.10	167,579	4.500	348	624	98.5
31	1	84,800	0.05	84,800	7.000	355	646	80.0
32	11	2,107,791	1.27	191,617	5.969	356	709	79.0
33	52	9,916,077	5.95	190,694	6.064	357	697	79.0
34	21	3,849,514	2.31	183,310	6.301	358	692	77.4
35	1	75,137	0.05	75,137	6.880	359	672	80.0
55	1	108,338	0.07	108,338	6.875	355	643	80.0
56	1	280,000	0.17	280,000	5.550	356	731	80.0
57	6	1,015,356	0.61	169,226	6.391	357	682	76.2
58	2	536,483	0.32	268,241	6.858	358	665	79.4
81	2	265,600	0.16	132,800	6.286	357	647	80.0

Total	870	$166,577,501	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0.001 - 1.000	1	$243,920	0.15%	$243,920	4.625%	350	729	79.2%
1.001 - 2.000	5	1,004,167	0.60	200,833	5.240	353	737	78.3
2.001 - 3.000	52	9,859,100	5.92	189,598	6.017	354	702	76.5
3.001 - 4.000	47	10,259,101	6.16	218,279	6.480	355	696	80.0
4.001 - 5.000	369	72,256,903	43.38	195,818	5.948	357	697	79.2
5.001 - 6.000	364	68,411,614	41.07	187,944	6.490	357	693	78.8
6.001 - 7.000	31	4,370,696	2.62	140,990	7.258	357	681	78.2
7.001 - 8.000	1	172,000	0.10	172,000	8.170	357	683	80.0

Total	870	$166,577,501	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 1 was approximately 4.835%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
9.001 - 10.000	4	$846,244	0.51%	$211,561	4.446%	351	709	67.9%
10.001 - 11.000	23	4,523,289	2.72	196,665	5.485	354	688	76.9
11.001 - 12.000	318	62,878,063	37.75	197,730	5.753	357	703	78.9
12.001 - 13.000	394	73,735,115	44.26	187,145	6.447	357	696	79.0
13.001 - 14.000	100	19,259,016	11.56	192,590	6.906	356	680	79.2
14.001 - 15.000	27	4,905,992	2.95	181,703	7.514	357	668	79.8
15.001 - 16.000	4	429,781	0.26	107,445	8.279	357	674	80.0

Total	870	$166,577,501	100.00%

Initial Periodic Rate Caps

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
None	5	$1,156,608	0.69%	$231,322	5.241%	352	737	78.3%
1.000	12	1,654,541	0.99	137,878	5.145	356	695	79.7
2.000	17	3,792,016	2.28	223,060	6.474	354	708	78.3
3.000	829	158,764,354	95.31	191,513	6.249	357	695	78.9
5.000	5	758,894	0.46	151,779	6.431	357	666	74.9
6.000	2	451,089	0.27	225,545	6.533	353	689	80.0

Total	870	$166,577,501	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
None	5	$1,156,608	0.69%	$231,322	5.241%	352	737	78.3%
1.000	846	161,176,148	96.76	190,516	6.238	357	695	78.9
2.000	19	4,244,746	2.55	223,408	6.520	354	704	78.0

Total	870	$166,577,501	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0.001 - 1.000	1	$243,920	0.15%	$243,920	4.625%	350	729	79.2%
1.001 - 2.000	5	1,004,167	0.60	200,833	5.240	353	737	78.3
2.001 - 3.000	40	7,794,223	4.68	194,856	5.957	353	704	75.7
3.001 - 4.000	31	6,984,506	4.19	225,307	6.807	354	704	80.0
4.001 - 5.000	45	9,131,451	5.48	202,921	6.749	356	698	78.8
5.001 - 6.000	314	61,651,983	37.01	196,344	5.730	357	700	79.0
6.001 - 7.000	392	72,516,064	43.53	184,990	6.486	357	691	79.1
7.001 - 8.000	37	6,649,407	3.99	179,714	7.300	357	670	78.8
8.001 - 9.000	5	601,781	0.36	120,356	8.248	357	676	80.0

Total	870	$166,577,501	100.00%

Next Adjustment Dates

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
January 2006	4	$704,979	0.42%	$176,245	5.627%	353	768	79.6%
February 2006	1	243,920	0.15	243,920	4.625	350	729	79.2
March 2006	8	1,343,698	0.81	167,962	4.552	357	708	76.0
April 2006	2	154,278	0.09	77,139	5.739	350	677	80.0
January 2007	2	466,746	0.28	233,373	6.536	349	680	76.0
February 2007	5	1,230,628	0.74	246,126	6.164	350	711	73.3
March 2007	10	2,374,029	1.43	237,403	5.709	351	697	74.4
April 2007	15	2,823,996	1.70	188,266	6.587	352	709	76.5
May 2007	18	4,226,906	2.54	234,828	6.756	353	716	78.6
June 2007	11	2,117,249	1.27	192,477	6.943	354	692	79.9
July 2007	20	2,939,308	1.76	146,965	6.335	355	701	78.8
August 2007	158	29,322,765	17.60	185,587	6.129	356	700	79.1
September 2007	361	69,885,623	41.95	193,589	6.265	357	692	79.2
October 2007	156	30,336,700	18.21	194,466	6.324	358	694	79.0
December 2007	1	167,579	0.10	167,579	4.500	348	624	98.5
July 2008	1	84,800	0.05	84,800	7.000	355	646	80.0
August 2008	16	2,974,722	1.79	185,920	5.893	356	707	79.7
September 2008	49	9,319,861	5.59	190,201	6.112	357	695	78.8
October 2008	19	3,578,799	2.15	188,358	6.281	358	693	77.2
November 2008	1	75,137	0.05	75,137	6.880	359	672	80.0
July 2010	1	108,338	0.07	108,338	6.875	355	643	80.0
August 2010	1	280,000	0.17	280,000	5.550	356	731	80.0
September 2010	6	1,015,356	0.61	169,226	6.391	357	682	76.2
October 2010	2	536,483	0.32	268,241	6.858	358	665	79.4
September 2012	2	265,600	0.16	132,800	6.286	357	647	80.0

Total	870	$166,577,501	100.00%

Loan Group 2

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
2.501 - 3.000	1	$257,758	0.04%	$257,758	3.000%	355	769	80.0%
3.001 - 3.500	1	324,851	0.05	324,851	3.375	355	642	74.1
3.501 - 4.000	3	623,643	0.10	207,881	3.797	356	726	76.1
4.001 - 4.500	9	3,074,425	0.51	341,603	4.383	354	710	80.6
4.501 - 5.000	6	3,034,447	0.50	505,741	4.708	342	716	59.4
5.001 - 5.500	190	52,607,359	8.71	276,881	5.349	356	706	78.3
5.501 - 6.000	742	190,781,149	31.57	257,117	5.822	357	701	78.4
6.001 - 6.500	772	177,021,271	29.29	229,302	6.303	357	694	79.3
6.501 - 7.000	660	130,855,969	21.65	198,267	6.771	357	685	79.7
7.001 - 7.500	138	29,193,967	4.83	211,550	7.232	357	680	79.6
7.501 - 8.000	55	11,391,059	1.89	207,110	7.745	356	673	77.9
8.001 - 8.500	27	3,569,401	0.59	132,200	8.201	357	679	80.2
8.501 - 9.000	5	1,560,421	0.26	312,084	8.752	357	676	79.6

Total	2,609	$604,295,721	100.00%

(1)	The lender acquired mortgage insurance mortgage loans are shown in the preceding table inclusive of the rates of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans in Loan Group 2 (net of such premiums) is expected to be approximately 6.233% per annum. Without the adjustment, the weighted average mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 6.236% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01 - 50,000.00	3	$139,548	0.02%	$46,516	6.657%	356	694	46.2%
50,000.01 - 100,000.00	275	22,372,794	3.70	81,356	6.580	357	688	79.2
100,000.01 - 150,000.00	564	71,592,580	11.85	126,937	6.370	357	688	79.2
150,000.01 - 200,000.00	514	90,065,216	14.90	175,224	6.272	357	692	79.3
200,000.01 - 250,000.00	370	82,844,643	13.71	223,904	6.267	357	691	79.4
250,000.01 - 300,000.00	259	71,067,451	11.76	274,392	6.296	357	692	79.0
300,000.01 - 350,000.00	149	48,469,326	8.02	325,297	6.218	357	693	79.0
350,000.01 - 400,000.00	179	67,165,858	11.11	375,228	6.166	357	691	78.8
400,000.01 - 450,000.00	110	46,711,092	7.73	424,646	6.151	357	698	79.7
450,000.01 - 500,000.00	84	40,073,865	6.63	477,070	6.087	357	710	79.2
500,000.01 - 550,000.00	40	20,887,606	3.46	522,190	6.123	356	700	78.8
550,000.01 - 600,000.00	26	14,907,302	2.47	573,358	6.048	356	701	78.2
600,000.01 - 650,000.00	12	7,594,534	1.26	632,878	6.221	356	711	76.7
650,000.01 - 700,000.00	8	5,389,900	0.89	673,738	6.096	356	663	79.7
700,000.01 - 750,000.00	1	711,200	0.12	711,200	5.950	357	703	80.0
750,000.01 - 1,000,000.00	11	9,404,755	1.56	854,978	6.031	355	720	75.3
1,000,000.01 - 1,500,000.00	4	4,898,051	0.81	1,224,513	5.437	347	725	59.2

Total	2,609	$604,295,721	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $231,620.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
500 or less	1	$652,000	0.11%	$652,000	6.875%	345	464	80.0%
561 - 580	3	663,713	0.11	221,238	5.464	355	574	78.3
581 - 600	8	2,249,327	0.37	281,166	6.136	355	593	80.7
601 - 620	10	2,639,602	0.44	263,960	6.510	357	612	77.9
621 - 640	139	28,689,166	4.75	206,397	6.677	356	632	79.0
641 - 660	183	40,841,721	6.76	223,179	6.461	357	653	78.3
661 - 680	800	171,666,820	28.41	214,584	6.292	357	669	79.1
681 - 700	556	128,934,079	21.34	231,896	6.204	357	690	78.6
701 - 720	357	84,303,673	13.95	236,145	6.185	357	710	79.3
721 - 740	255	65,191,177	10.79	255,652	6.112	357	729	79.0
741 - 760	152	41,295,759	6.83	271,683	6.073	356	751	79.0
761 - 780	95	25,001,053	4.14	263,169	6.000	356	770	79.0
781 - 800	37	9,198,319	1.52	248,603	5.904	355	789	78.1
801 - 820	13	2,969,311	0.49	228,409	6.243	357	806	79.4

Total	2,609	$604,295,721	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 694.

Documentation Programs for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Reduced	1,527	$385,106,802	63.73%	$252,198	6.360%	357	696	79.0%
Full/Alternative	979	193,360,035	32.00	197,508	5.969	357	691	78.7
No Income/No Asset	38	9,328,815	1.54	245,495	6.583	354	694	75.6
Stated Income/Stated Asset	32	7,848,654	1.30	245,270	6.350	354	712	81.7
Full DU (1)	25	6,943,639	1.15	277,746	6.084	357	684	78.7
No Ratio	7	947,775	0.16	135,396	7.156	356	662	80.0
Preferred	1	760,000	0.13	760,000	5.750	358	739	80.0

Total	2,609	$604,295,721	100.00%

(1)	A hybrid of the Full Documentation Program and Fannie Mae Desktop Underwriter, an automated underwriting system (AUS).

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
50.00 and Below	12	$2,709,878	0.45%	$225,823	5.453%	344	696	38.2%
50.01 - 55.00	4	1,308,495	0.22	327,124	5.972	358	666	53.1
55.01 - 60.00	13	3,424,385	0.57	263,414	6.121	355	704	57.7
60.01 - 65.00	30	8,253,350	1.37	275,112	5.969	356	705	63.2
65.01 - 70.00	48	16,435,484	2.72	342,406	6.061	355	689	68.7
70.01 - 75.00	78	21,567,941	3.57	276,512	6.125	356	692	73.7
75.01 - 80.00	2,371	537,739,172	88.99	226,798	6.250	357	694	79.8
80.01 - 85.00	11	2,482,449	0.41	225,677	6.318	357	712	84.1
85.01 - 90.00	26	6,585,695	1.09	253,296	6.632	356	707	89.6
90.01 - 95.00	15	3,689,073	0.61	245,938	6.151	354	667	93.9
95.01 - 100.00	1	99,800	0.02	99,800	7.900	355	668	100.0

Total	2,609	$604,295,721	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 78.90%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	3	$505,099	0.08%	$168,366	6.358%	354	668	79.4%
Arkansas	3	490,146	0.08	163,382	6.512	357	686	69.1
Arizona	136	29,070,987	4.81	213,757	6.436	357	694	78.9
California	627	213,963,975	35.41	341,250	6.057	357	698	78.7
Colorado	73	13,228,286	2.19	181,209	6.283	357	691	79.9
Connecticut	9	1,701,743	0.28	189,083	6.421	357	695	79.8
Delaware	7	1,416,905	0.23	202,415	6.237	357	680	77.8
Florida	181	36,553,023	6.05	201,950	6.296	356	698	79.5
Georgia	59	11,675,394	1.93	197,888	6.128	356	693	78.8
Iowa	11	1,264,234	0.21	114,930	6.366	357	677	80.0
Idaho	7	1,031,174	0.17	147,311	6.594	357	673	79.4
Illinois	164	33,193,610	5.49	202,400	6.414	357	682	79.1
Indiana	30	3,204,573	0.53	106,819	6.232	357	681	80.0
Kansas	10	1,276,249	0.21	127,625	6.475	357	683	79.5
Kentucky	16	2,509,534	0.42	156,846	6.262	357	665	79.0
Louisiana	1	141,800	0.02	141,800	5.890	358	752	85.0
Massachusetts	38	10,921,961	1.81	287,420	6.078	357	680	77.1
Maryland	73	19,253,751	3.19	263,750	6.366	357	691	78.9
Maine	3	461,506	0.08	153,835	6.345	357	691	80.0
Michigan	84	11,403,521	1.89	135,756	6.510	357	682	79.7
Minnesota	125	22,694,780	3.76	181,558	6.227	357	693	79.0
Missouri	50	6,260,292	1.04	125,206	6.506	357	689	79.6
Mississippi	12	1,368,385	0.23	114,032	6.704	357	695	80.8
Montana	5	1,259,170	0.21	251,834	6.173	357	707	79.5
North Carolina	47	8,665,257	1.43	184,367	5.965	355	712	75.7
North Dakota	2	203,405	0.03	101,703	6.889	357	643	80.0
Nebraska	2	192,131	0.03	96,065	5.983	358	666	79.7
New Hampshire	6	1,103,840	0.18	183,973	6.232	357	682	79.7
New Jersey	55	14,161,691	2.34	257,485	6.437	355	693	80.0
New Mexico	2	288,000	0.05	144,000	6.224	357	698	80.0
Nevada	116	28,801,147	4.77	248,286	6.404	356	690	79.2
New York	30	10,111,891	1.67	337,063	6.308	356	703	80.9
Ohio	76	9,955,022	1.65	130,987	6.170	357	689	79.9
Oklahoma	8	1,185,966	0.20	148,246	6.659	357	716	79.9
Oregon	54	10,433,861	1.73	193,220	6.155	357	689	78.3
Pennsylvania	55	9,835,608	1.63	178,829	6.158	356	709	76.8
Rhode Island	15	3,297,372	0.55	219,825	6.183	357	691	80.6
South Carolina	29	4,281,472	0.71	147,637	6.117	357	703	78.1
South Dakota	2	266,204	0.04	133,102	5.740	357	698	80.0
Tennessee	46	5,999,637	0.99	130,427	6.469	357	685	79.2
Texas	57	8,331,242	1.38	146,162	6.772	357	685	80.0
Utah	17	2,980,318	0.49	175,313	6.276	357	685	80.4
Virginia	83	22,846,591	3.78	275,260	6.745	357	694	79.4
Vermont	2	762,172	0.13	381,086	5.222	348	724	80.0
Washington	118	26,926,409	4.46	228,190	6.039	356	697	77.5
Wisconsin	52	7,774,740	1.29	149,514	6.485	357	699	79.2
West Virginia	7	940,130	0.16	134,304	6.549	357	689	79.8
Wyoming	1	101,520	0.02	101,520	6.820	357	677	63.5

Total	2,609	$604,295,721	100.00%

(1)	As of the cut-off date, no more than approximately 0.387% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	2,052	$463,180,753	76.65%	$225,722	6.270%	357	697	79.6%
Refinance (cash-out)	348	90,865,131	15.04	261,107	6.183	357	682	75.4
Refinance (rate/term)	209	50,249,837	8.32	240,430	6.014	356	686	78.7

Total	2,609	$604,295,721	100.00%

Type of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	1,946	$444,959,213	73.63%	$228,653	6.202%	357	694	78.8%
Planned Unit Development	276	76,306,823	12.63	276,474	6.346	356	693	78.9
Low-Rise Condominium	263	52,017,575	8.61	197,785	6.186	357	694	79.9
2-4 Family Residence	120	30,131,570	4.99	251,096	6.540	356	699	78.6
High-Rise Condominium	4	880,541	0.15	220,135	6.475	357	676	80.0

Total	2,609	$604,295,721	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Residence	2,525	$586,088,881	96.99%	$232,114	6.215%	357	694	78.9%
Investment Property	73	15,430,809	2.55	211,381	7.095	355	713	79.4
Secondary Residence	11	2,776,031	0.46	252,366	5.819	354	702	77.0

Total	2,609	$604,295,721	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
359	21	$4,510,053	0.75%	$214,764	6.509%	359	675	76.5%
358	644	143,217,163	23.70	222,387	6.326	358	690	78.8
357	1,371	318,489,977	52.70	232,305	6.247	357	695	79.1
356	406	86,783,109	14.36	213,752	6.074	356	697	79.7
355	37	7,744,574	1.28	209,313	6.338	355	694	80.2
354	22	7,198,982	1.19	327,226	6.356	354	694	75.5
353	37	12,422,318	2.06	335,738	6.419	353	705	78.8
352	34	10,439,324	1.73	307,039	6.212	352	705	78.0
351	11	2,548,833	0.42	231,712	6.143	351	724	71.6
350	11	4,823,679	0.80	438,516	5.415	350	718	74.3
349	7	3,081,549	0.51	440,221	5.887	349	723	79.5
348	1	144,411	0.02	144,411	6.000	348	797	89.1
347	1	400,000	0.07	400,000	5.875	347	695	80.0
345	2	794,424	0.13	397,212	6.646	345	493	76.6
343	2	465,524	0.08	232,762	4.852	343	642	78.0
326	1	1,116,852	0.18	1,116,852	4.750	326	698	29.8
316	1	114,947	0.02	114,947	5.750	316	659	95.0

Total	2,609	$604,295,721	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 357 months.

Months to Next Adjustment Date

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
1	9	$4,534,381	0.75%	$503,820	5.115%	353	717	78.4%
2	7	4,513,172	0.75	644,739	4.996	345	716	64.5
3	6	1,394,265	0.23	232,378	5.467	354	737	67.8
4	8	2,391,851	0.40	298,981	5.138	353	738	75.0
5	4	2,433,394	0.40	608,349	6.111	354	719	75.2
6	4	1,866,429	0.31	466,607	5.616	354	750	67.2
8	13	4,155,105	0.69	319,623	5.592	356	686	81.0
9	23	8,765,319	1.45	381,101	6.216	356	677	79.3
12	1	144,411	0.02	144,411	6.000	348	797	89.1
13	4	1,352,044	0.22	338,011	6.708	349	691	85.6
14	6	1,584,482	0.26	264,080	6.022	350	695	71.5
15	9	1,816,833	0.30	201,870	6.453	351	698	77.5
16	30	9,018,195	1.49	300,606	6.290	352	703	78.8
17	34	10,812,524	1.79	318,015	6.474	353	699	79.0
18	17	4,772,553	0.79	280,738	6.681	354	679	78.5
19	29	5,877,455	0.97	202,671	6.670	355	693	80.2
20	339	68,043,267	11.26	200,718	6.118	356	698	79.8
21	1,193	274,557,817	45.43	230,141	6.265	357	694	79.3
22	540	121,762,444	20.15	225,486	6.365	358	689	78.8
26	1	362,172	0.06	362,172	4.500	350	757	80.0
28	1	289,521	0.05	289,521	6.625	352	586	92.9
30	1	560,000	0.09	560,000	6.050	354	632	77.2
31	4	484,743	0.08	121,186	6.366	355	704	80.0
32	41	9,656,175	1.60	235,516	6.063	356	700	79.4
33	136	29,983,975	4.96	220,470	6.133	357	700	78.2
34	97	18,933,423	3.13	195,190	6.195	358	688	78.6
35	19	3,688,453	0.61	194,129	6.524	359	678	77.2
49	1	154,005	0.03	154,005	7.750	349	711	95.0
53	1	214,400	0.04	214,400	6.375	353	684	80.0
55	1	278,974	0.05	278,974	7.625	355	673	80.0
56	10	3,779,313	0.63	377,931	6.004	356	683	76.4
57	16	5,260,763	0.87	328,798	6.155	357	683	76.8
58	2	616,000	0.10	308,000	6.279	358	731	80.0
59	1	183,600	0.03	183,600	6.225	359	660	90.0
81	1	54,262	0.01	54,262	6.875	357	627	80.0

Total	2,609	$604,295,721	100.00%

Gross Margins(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
1.001 – 2.000	24	$14,057,534	2.33%	$585,731	5.272%	350	738	70.6%
2.001 – 3.000	151	44,823,248	7.42	296,843	6.040	355	696	78.8
3.001 – 4.000	118	28,531,016	4.72	241,788	6.413	355	684	80.0
4.001 – 5.000	1,010	239,972,692	39.71	237,597	5.977	357	696	79.0
5.001 – 6.000	1,166	248,135,898	41.06	212,810	6.446	357	693	79.2
6.001 – 7.000	131	26,746,325	4.43	204,170	7.121	357	677	79.9
7.001 – 8.000	9	2,029,008	0.34	225,445	7.959	357	683	71.7

Total	2,609	$604,295,721	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 2 was approximately 4.805%.

Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
8.001 - 9.000	2	$392,878	0.07%	$196,439	3.301%	355	770	73.8%
9.001 - 10.000	9	2,304,998	0.38	256,111	4.354	353	710	77.2
10.001 - 11.000	33	11,060,064	1.83	335,153	5.538	351	701	73.6
11.001 - 12.000	893	232,057,414	38.40	259,863	5.756	357	703	78.6
12.001 - 13.000	1,199	261,809,898	43.32	218,357	6.445	357	692	79.4
13.001 - 14.000	375	79,549,084	13.16	212,131	6.805	357	681	79.1
14.001 - 15.000	76	14,846,385	2.46	195,347	7.575	357	658	79.6
15.001 - 16.000	22	2,274,999	0.38	103,409	8.226	358	661	80.0

Total	2,609	$604,295,721	100.00%

Initial Periodic Rate Caps

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
None	20	$12,082,583	2.00%	$604,129	5.447%	352	741	73.7%
1.000	31	7,672,040	1.27	247,485	6.025	353	669	71.5
2.000	59	17,199,320	2.85	291,514	6.023	356	681	79.2
3.000	2,483	562,508,154	93.08	226,544	6.259	357	694	79.1
5.000	10	3,066,936	0.51	306,694	6.666	356	684	78.8
6.000	6	1,766,688	0.29	294,448	6.369	354	685	78.3

Total	2,609	$604,295,721	100.00%

Subsequent Periodic Rate Caps

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
None	20	$12,082,583	2.00%	$604,129	5.447%	352	741	73.7%
1.000	2,536	578,413,888	95.72	228,081	6.255	357	694	79.0
1.500	2	488,628	0.08	244,314	7.088	354	673	80.0
2.000	51	13,310,623	2.20	260,993	6.083	355	671	79.1

Total	2,609	$604,295,721	100.00%

Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
1.001 – 2.000	19	$11,871,651	1.96%	$624,824	5.282%	349	741	68.9%
2.001 – 3.000	115	36,854,809	6.10	320,477	6.051	355	698	78.6
3.001 – 4.000	56	14,994,797	2.48	267,764	6.573	354	681	80.8
4.001 – 5.000	90	22,688,377	3.75	252,093	7.022	356	690	79.4
5.001 – 6.000	873	220,567,013	36.50	252,654	5.737	357	701	78.6
6.001 – 7.000	1,295	268,912,310	44.50	207,654	6.501	357	690	79.5
7.001 – 8.000	137	25,860,584	4.28	188,763	7.345	357	670	78.7
8.001 – 9.000	24	2,546,181	0.42	106,091	8.249	357	661	80.1

Total	2,609	$604,295,721	100.00%

Next Adjustment Dates

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
January 2006	9	$4,534,381	0.75%	$503,820	5.115%	353	717	78.4%
February 2006	7	4,513,172	0.75	644,739	4.996	345	716	64.5
March 2006	6	1,394,265	0.23	232,378	5.467	354	737	67.8
April 2006	8	2,391,851	0.40	298,981	5.138	353	738	75.0
May 2006	4	2,433,394	0.40	608,349	6.111	354	719	75.2
June 2006	4	1,866,429	0.31	466,607	5.616	354	750	67.2
August 2006	13	4,155,105	0.69	319,623	5.592	356	686	81.0
September 2006	23	8,765,319	1.45	381,101	6.216	356	677	79.3
December 2006	1	144,411	0.02	144,411	6.000	348	797	89.1
January 2007	4	1,352,044	0.22	338,011	6.708	349	691	85.6
February 2007	6	1,584,482	0.26	264,080	6.022	350	695	71.5
March 2007	9	1,816,833	0.30	201,870	6.453	351	698	77.5
April 2007	30	9,018,195	1.49	300,606	6.290	352	703	78.8
May 2007	34	10,812,524	1.79	318,015	6.474	353	699	79.0
June 2007	19	5,129,047	0.85	269,950	6.679	354	681	78.6
July 2007	54	9,275,089	1.53	171,761	6.578	355	693	80.4
August 2007	418	80,012,392	13.24	191,417	6.140	356	697	79.6
September 2007	1,169	270,691,322	44.79	231,558	6.264	357	695	79.3
October 2007	458	109,905,685	18.19	239,969	6.373	358	688	78.8
February 2008	1	362,172	0.06	362,172	4.500	350	757	80.0
April 2008	1	289,521	0.05	289,521	6.625	352	586	92.9
June 2008	1	560,000	0.09	560,000	6.050	354	632	77.2
July 2008	5	583,852	0.10	116,770	6.277	355	707	80.0
August 2008	50	10,886,825	1.80	217,737	6.070	356	701	79.4
September 2008	136	30,038,737	4.97	220,873	6.131	357	699	78.2
October 2008	91	18,088,913	2.99	198,779	6.235	358	687	78.2
November 2008	15	3,148,443	0.52	209,896	6.408	359	677	78.3
January 2010	1	154,005	0.03	154,005	7.750	349	711	95.0
May 2010	1	214,400	0.04	214,400	6.375	353	684	80.0
July 2010	1	278,974	0.05	278,974	7.625	355	673	80.0
August 2010	10	3,779,313	0.63	377,931	6.004	356	683	76.4
September 2010	16	5,260,763	0.87	328,798	6.155	357	683	76.8
October 2010	2	616,000	0.10	308,000	6.279	358	731	80.0
November 2010	1	183,600	0.03	183,600	6.225	359	660	90.0
September 2012	1	54,262	0.01	54,262	6.875	357	627	80.0

Total	2,609	$604,295,721	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent undivided beneficial ownership interests in the trust fund created pursuant to the Pooling and Servicing Agreement. In addition, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust’s rights under the swap administration agreement referred to in this free writing prospectus. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2005-AR1 consist of the Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3A, Class 2-A-3B and Class A-R Certificates (all of which are together referred to as “senior certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (which are referred to as the “subordinated certificates”), the Class C Certificates and the Class P Certificates. The Class 1-A Certificates are referred to as the “group 1 senior certificates.” The Class 2-A-1, Class 2-A-2, Class 2-A-3A and Class 2-A-3B Certificates are together referred to as the “group 2 senior certificates.” The Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3A and Class 2-A-3B Certificates are sometimes collectively referred to in this free writing prospectus as the “Senior LIBOR Certificates” and, together with the subordinated certificates, are sometimes referred to in this free writing prospectus as the “LIBOR Certificates.” The Class C and Class P Certificates are not offered by this free writing prospectus and are sometimes referred to in this free writing prospectus as the “private certificates.” The Class A-R, Class C and Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances as described below. The initial Class Certificate Balances may vary in the aggregate by plus or minus 5%.

The “Class Certificate Balance” of any class of offered certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

•	the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of LIBOR Certificates, then the Class Certificate Balance thereof will be increased on each Distribution Date after such allocation of Applied Realized Loss Amounts sequentially by class in the order of payment priority (and pro rata among the group 2 senior certificates, except that any amounts allocable to the Class 2-A-3A and Class 2-A-3B Certificates will be allocated first, to the Class 2-A-3A Certificates in an amount up to the Unpaid Realized Loss Amount for that class, and then to the Class 2-A-3B Certificates) by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the related loan group or loan groups collected during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of LIBOR Certificates, as described above, such Subsequent Recoveries will be included in the Principal

Remittance Amount and will be distributed in the priority set forth below under “Distributions—Distributions of Principal,” and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

If the Overcollateralized Amount is zero and there is a Realized Loss on a Mortgage Loan, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of the offered certificates, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due Date). Additionally, if the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero as a result of the allocation of Realized Losses, any additional Realized Losses on the Mortgage Loans in a loan group will then be allocated pro rata to the senior certificates related to that loan group, except that any Realized Losses on the Group 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-3A Certificates will instead be allocated to the Class 2-A-3B Certificates, until its Class Certificate Balance has been reduced to zero.

The LIBOR Certificates will be issued in book-entry form as described below. The LIBOR Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof. The Class A-R Certificates will be issued as two certificates in the denominations specified in the Pooling and Servicing Agreement.

Book-Entry Certificates

The LIBOR Certificates will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount or notional amount of $20,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s

Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “Miscellaneous Tax Aspects — Backup Withholding” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the trust fund provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry

Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the Pooling and Servicing Agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the Pooling and Servicing Agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the Pooling and Servicing Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See “Description of the Certificates – Book-Entry Certificates” in the prospectus.

Payments on Mortgage Loans; Accounts

On or before the closing date, the Master Servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Master Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the Pooling and Servicing Agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Master Servicer in permitted investments, as defined in the Pooling and Servicing Agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the sum of the Interest Remittance Amount and the Principal Remittance Amount and will deposit them in an account established and maintained with the Trustee on behalf of the certificateholders (the “Distribution Account”).

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the LIBOR Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract.” With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract.”

Distributions

Distributions on the certificates will be made by the Trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2006 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The record date for any distribution date will be (x) the business day preceding that distribution date so long as the certificates are in book entry form and (y) the last business day of the month preceding the month of that distribution date for any certificate in definitive form (the “Record Date”).

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the Trustee.

The “Interest Remittance Amount” for any Distribution Date and loan group is equal to:

(a) the sum, without duplication, of:

(1) all scheduled interest on the Mortgage Loans in that loan group due on the related Due Date and received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

(2) all interest on prepayments on the Mortgage Loans in that loan group, other than Prepayment Interest Excess,

(3) all Advances relating to interest in respect of the Mortgage Loans in that loan group,

(4) amounts paid by the Master Servicer in respect of Compensating Interest for that loan group, and

(5) liquidation proceeds on the Mortgage Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

minus

(b) all Advances in respect of the Mortgage Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date.

The “Principal Remittance Amount” for any Distribution Date and loan group is equal to:

(a) the sum, without duplication, of:

(1) the scheduled principal collected or advanced on the Mortgage Loans in that loan group with respect to the related Due Date,

(2) prepayments on the Mortgage Loans in that loan group collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan in that loan group that was repurchased by a seller or purchased by the Master Servicer with respect to that Distribution Date,

(4) any Substitution Adjustment Amounts in respect of Mortgage Loans in that loan group, and

(5) all liquidation proceeds in respect of Mortgage Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of

Mortgage Loans in that loan group received during the related Prepayment Period,

minus

(b) all Advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

“Prepayment Interest Excess” means with respect to any Mortgage Loan and principal prepayment received by the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

On each Distribution Date, the interest distributable with respect to the offered certificates (other than the Class A-R Certificates) is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period.

For any Distribution Date, the “Accrual Period” for each class of LIBOR Certificates will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period.

On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

(1) from the Interest Funds for Loan Group 1 and Loan Group 2, pro rata based on the Interest Funds for each such loan group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(2) concurrently:

(a) from Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for such class and such Distribution Date; and

(b) from Interest Funds for Loan Group 2, concurrently, to each class of group 2 senior certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, based on the amount of interest each such class is entitled to receive on that Distribution Date;

(3) from the remaining Interest Funds for both loan groups to each class of senior certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses (2)(a) or (2)(b) above, based on the amount of interest each such class is entitled to receive on that Distribution Date, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class; provided that Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the amount of interest each such class is entitled to receive on that Distribution Date, will be distributed to each class of senior certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount, pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount;

(4) from the remaining Interest Funds from both loan groups in the following order of priority:

(a) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Current Interest for each such class and such Distribution Date; and

(b) any remainder, as part of the Excess Cashflow described under “—Overcollateralization Provisions” below.

The “Interest Funds” for any Distribution Date and loan group are equal to the Interest Remittance Amount for that loan group minus the related portion of the Trustee Fee for such Distribution Date.

“Current Interest,” with respect to each class of offered certificates (other than the Class A-R Certificates) and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date.

“Interest Carry Forward Amount,” with respect to each class of offered certificates (other than the Class A-R Certificates) and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates, over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

The “Pass-Through Rate,” with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

(1) One-Month LIBOR for such Accrual Period (calculated as described below under “—Calculation of One-Month LIBOR”) plus the Pass-Through Margin for such class and Accrual Period, and

(2) the applicable Net Rate Cap for such class for such Distribution Date.

The “Pass-Through Margin” for each class of LIBOR Certificates is as follows:

Class of LIBOR Certificates	Pass-Through Margin
	(1)	(2)
Class 1-A	0.250%	0.500%
Class 2-A-1	0.100%	0.200%
Class 2-A-2	0.250%	0.500%
Class 2-A-3A	0.350%	0.700%
Class 2-A-3B	0.430%	0.860%
Class M-1	0.480%	0.720%
Class M-2	0.500%	0.750%
Class M-3	0.550%	0.825%
Class M-4	0.750%	1.125%
Class M-5	0.800%	1.200%
Class M-6	0.850%	1.275%
Class M-7	2.500%	3.750%

(1)	For the Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2)	For the Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

The Class A-R, Class P and Class C Certificates do not have a Pass-Through Rate.

“Adjusted Net Mortgage Rate,” with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

The “Net Rate Cap” for each Distribution Date and the Class 1-A Certificates is equal to the weighted average Adjusted Net Mortgage Rate on the Group 1 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period, minus the Swap Adjustment Rate for such Distribution Date.

The “Net Rate Cap” for each Distribution Date and the group 2 senior certificates is equal to the weighted average Adjusted Net Mortgage Rate on the Group 2 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period, minus the Swap Adjustment Rate for such Distribution Date.

The “Net Rate Cap” for each Distribution Date and the subordinated certificates is equal to the weighted average of the Net Rate Caps of the Class 1-A Certificates and the group 2 senior certificates, in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the Class Certificate Balance of the Class 1-A Certificates and the aggregate Class Certificate Balance of the group 2 senior certificates, respectively, adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period.

The “Swap Adjustment Rate” for each Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the sum of (a) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (b) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event), and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and Loan Group 2 as of the due date in the prior calendar month.

The “Net Rate Carryover” for a class of offered certificates, other than the Class A-R Certificates, on any Distribution Date is the excess of:

(1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest such class accrued on such Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

Principal

On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each loan group is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect:

(A) concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) sequentially, to the Class A-R and Class 1-A Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(b) from any remaining Principal Distribution Amount for Loan Group 1, to the group 2 senior certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), to be allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the group 2 senior certificates, to be allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

(b) from any remaining Principal Distribution Amount for Loan Group 2, to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until its Class Certificate Balance is reduced to zero; and

(B) from the remaining Principal Distribution Amounts for both loan groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts from both loan groups, sequentially:

(A) concurrently:

(i) from the Group 1 Principal Distribution Amount, sequentially:

(a) in an amount up to the Group 1 Principal Distribution Target Amount, to the Class 1-A Certificates, until its Class Certificate Balance is reduced to zero; and

(b) from any remaining Group 1 Principal Distribution Amount, to the group 2 senior certificates (up to the Group 2 Principal Distribution Target Amount, after the distribution of the Group 2 Principal Distribution Amount as provided in clause (2)(A)(ii)(a) below), to be allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

(ii) from the Group 2 Principal Distribution Amount, sequentially:

(a) in an amount up to the Group 2 Principal Distribution Target Amount, to the group 2 senior certificates, to be allocated among such classes of certificates in the order and priorities described in clause (3) below, until their respective Class Certificate Balances are reduced to zero; and

(b) from any remaining Group 2 Principal Distribution Amount, to the Class 1-A Certificates (up to the Group 1 Principal Distribution Target Amount, after the distribution of the Group 1 Principal Distribution Amount as provided in clause (2)(A)(i)(a) above), until its Class Certificate Balance is reduced to zero; and

(B) from the remaining Principal Distribution Amounts for both loan groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Subordinated Class Principal Distribution Target Amount for each such class, in each case until its Class Certificate Balance is reduced to zero; and

(C) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) For each Distribution Date on which any principal amounts are to be distributed to the group 2 senior certificates pursuant to clauses (1)(A) or (2)(A) above, such amounts will be allocated in the following order of priority:

(i) sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(ii) concurrently, to the Class 2-A -3 and Class 2-A-3B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The “Pool Principal Balance” equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

“Prepayment Period” means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2005) through the fifteenth day of the calendar month in which the Distribution Date occurs.

“Principal Distribution Amount” with respect to each Distribution Date and loan group is the sum of:

(1) the Principal Remittance Amount for such loan group and Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date, and

(2) the Extra Principal Distribution Amount for such loan group and Distribution Date.

“Senior Principal Distribution Amount” for any Distribution Date is the sum of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, in each case for such Distribution Date.

“Senior Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1) the aggregate Class Certificate Balance of the senior certificates immediately prior to such Distribution Date, over

(2) the lesser of (i) 82.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

“Group 1 Principal Distribution Amount” for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 1 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

“Group 1 Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1) the Class Certificate Balance of the Class 1-A Certificates immediately prior to such Distribution Date, over

(2) the lesser of (x) 82.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the cut-off date.

“Group 2 Principal Distribution Amount” for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 2 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount and the Group 2 Principal Distribution Target Amount.

“Group 2 Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:

(1) the aggregate Class Certificate Balance of the group 2 senior certificates immediately prior to such Distribution Date, over

(2) the lesser of (x) 82.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the cut-off date.

“Subordinated Class Principal Distribution Target Amount” for any class of subordinated certificates and Distribution Date will equal the excess of:

(1) the sum of: (a) the aggregate Class Certificate Balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Target Amount for such Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of subordinated certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and (c) the Class Certificate Balance of the subject class of subordinated certificates immediately prior to such Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans in the

Mortgage Pool for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date minus the OC Floor;

provided, however, that if such class of subordinated certificates is the only class of subordinated certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of subordinated certificates will approximately equal the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	5.90%	11.80%
Class M-2	4.45%	8.90%
Class M-3	3.60%	7.20%
Class M-4	2.75%	5.50%
Class M-5	1.90%	3.80%
Class M-6	1.25%	2.50%
Class M-7	0.35%	0.70%

The Initial Target Subordination Percentages will not be used to calculate distributions on the offered certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the subordinated certificates and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Class Principal Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount.

“Extra Principal Distribution Amount” with respect to any Distribution Date and loan group is the product of (a) the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus and (b) a fraction, the numerator of which is the Principal Remittance Amount for such loan group and the denominator of which is the sum of the Principal Remittance Amounts for both loan groups.

“OC Floor” means an amount equal to 0.35% of the Cut-off Date Pool Principal Balance of the Mortgage Loans.

“Overcollateralization Deficiency Amount,” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for each loan group on such Distribution Date).

“Overcollateralization Target Amount” means with respect to any Distribution Date, the OC Floor.

“Overcollateralized Amount” for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the offered certificates (after giving effect to distributions of the Principal Remittance Amount for each loan group to be made on such Distribution Date).

“Stepdown Date” is the earlier to occur of:

(1) the Distribution Date on which the aggregate Class Certificate Balance of the senior certificates is reduced to zero, and

(2) the later to occur of (x) the Distribution Date in January 2009 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the senior certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 82.50% of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date).

A “Trigger Event” with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding LIBOR Certificates:

Class	Percentage
1-A and 2-A	40.00%
M-1	59.32%
M-2	78.65%
M-3	97.22%
M-4	127.27%
M-5	184.21%
M-6	280.00%
M-7	1,000.00%

The “Senior Enhancement Percentage” with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Class Certificate Balances of the senior certificates have been reduced to zero, the sum of the Class Certificate Balances of the senior certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of subordinated certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

A “Cumulative Loss Trigger Event” with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent

Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date	Percentage

January 2008 – December 2008	0.10% with respect to January 2008, plus an additional 1/12th of 0.50% for each month thereafter through December 2008

January 2009 – December 2009	0.60% with respect to January 2009, plus an additional 1/12th of 0.70% for each month thereafter through December 2009

January 2010 – December 2010	1.30% with respect to January 2010, plus an additional 1/12th of 0.60% for each month thereafter through December 2010

January 2011 – December 2011	1.90% with respect to January 2011, plus an additional 1/12th of 0.60% for each month thereafter through December 2011

January 2012 – December 2012	2.50% with respect to January 2012, plus an additional 1/12th of 0.40% for each month thereafter through December 2012

January 2013 and thereafter	2.90%

“Unpaid Realized Loss Amount” means for any class of LIBOR Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

The “Rolling Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

The “Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

A “Realized Loss” with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

“Subsequent Recoveries” are unexpected recoveries received after the determination by the Master Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Master Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Residual Certificates

The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Class Certificate Balance will equal zero. The Class A-R Certificates will remain outstanding for so long as the trust fund will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain additional distributions as provided in the Pooling and Servicing Agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

Overcollateralization Provisions

The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the offered certificates and the related fees and expenses payable by the trust fund. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amount remaining as set forth in clause (4)(b) under “—Interest” above which is the amount remaining after the distribution of interest to the holders of the offered certificates for such Distribution Date and (ii) the amount remaining as set forth in clauses (1)(B)(ii) or (2)(C), as applicable, under “—Principal” above which is the amount remaining after the distribution of principal to the holders of the offered certificates for such Distribution Date.

With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

1.	to the classes of offered certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under “—Principal” above;

2.	concurrently, to the holders of the senior certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the Unpaid Realized Loss Amount for such class; provided, however, that any amounts allocable to the Class 2-A-3A and Class 2-A-3B Certificates will be allocated first, to the Class 2-A-3A Certificates, in an amount up to the Unpaid Realized Loss Amount for such class, and then to the Class 2-A-3B Certificates;

3.	sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in each case first in an amount equal to any Interest Carry Forward Amount for such class and then in an amount equal to the Unpaid Realized Loss Amount for such class;

4.	concurrently, to the classes of offered certificates, pro rata based on their respective Class Certificate Balances to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on Class Certificate Balances of the certificates will be distributed to each class of offered certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover;

5.	to the Swap Account in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

6.	to fund distributions to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the Pooling and Servicing Agreement.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Bank of America, N.A. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). Pursuant to the Swap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Swap Contract, as if the ISDA Master Agreement had been executed by Countrywide Home Loans and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions. On the Closing Date, Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 4.72% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for such Distribution Date and (b) the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for such Distribution Date and (b) the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap

Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (5) under “— Overcollateralization Provisions” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for such Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for such Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of certificates.

In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, that upfront amount will be included in the Interest Funds for Loan Group 1 and Loan Group 2 and the Principal Distribution Amount for Loan Group 1 and Loan Group 2 with respect to the next Distribution Date to the extent that the Interest Funds for Loan Group 1 and Loan Group 2 and the Principal Distribution Amount for Loan Group 1 and Loan Group 2 were used on prior Distribution Dates to cover any Swap Termination Payment due to the Swap Counterparty under the original Swap Contract and any excess will be distributed to Countrywide Home Loans. In the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract, any Swap Termination Payment payable by the Swap Counterparty will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remaining Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of certificates.

Following the distributions of Excess Cashflow pursuant to clauses 1 through 3 under “ — Overcollateralization Provisions”, the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently to the holders of each class of Senior LIBOR Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for such class;

(5) to the holders of the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow as described above under “ — Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “ — Overcollateralization Provisions” above;

(6) to the holders of each class of LIBOR Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to the holders of the Senior LIBOR Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class; provided, however, that any amounts allocable to the Class 2-A-3A and Class 2-A-3B Certificates will be allocated first, to the Class 2-A-3A Certificates, in an amount up to the remaining Unpaid Realized Loss Amount for such class, and then to the Class 2-A-3B Certificates; and

(8) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class.

Following the distributions of Excess Cashflow pursuant to clauses 5 and 6 under “ — Overcollateralization Provisions”, the Trustee, acting on behalf of the swap trust, shall distribute any remaining amount on deposit in the Swap Account to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
January 2006	572,577,658.58
February 2006	566,316,451.32
March 2006	559,267,261.05
April 2006	551,429,087.61
May 2006	542,833,378.36
June 2006	533,500,583.19
July 2006	523,454,635.47
August 2006	513,034,363.08
September 2006	501,959,188.63
October 2006	490,226,985.29
November 2006	477,875,626.91
December 2006	464,946,030.43
January 2007	451,481,956.00
February 2007	437,652,815.75
March 2007	423,437,916.31
April 2007	408,907,962.49
May 2007	394,110,166.30
June 2007	379,093,155.90
July 2007	363,902,948.94
August 2007	348,593,919.96
September 2007	333,988,920.86
October 2007	320,056,693.17
November 2007	306,200,009.93
December 2007	292,969,736.98
January 2008	280,341,204.45
February 2008	268,443,381.15
March 2008	257,091,807.30
April 2008	246,262,624.62
May 2008	235,773,275.37
June 2008	225,766,338.76
July 2008	216,220,796.11
August 2008	207,116,557.98
September 2008	198,434,423.47
October 2008	190,154,347.03
November 2008	182,102,159.11
December 2008	174,423,958.95

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

•	failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

•	certain insolvency or bankruptcy events, and

•	a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

Early termination events under the Swap Contract include, among other things:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

•	a tax event (which generally relates to either party to the Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

•	a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), and

•	an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

In addition to the termination events specified above, it will be an additional termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below “A1” by Moody’s or are rated “A1” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap Counterparty are rated below “P-1” by Moody’s or are rated “P-1” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody’s and the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below “Aa3” by Moody’s or are rated “Aa3” by Moody’s and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Counterparty are rated below “A-1” by S&P or (ii) if the Swap Counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below “A+” by S&P (such rating thresholds, “Approved Rating Thresholds”), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that meets or exceeds the Approved Rating Thresholds and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap Contract; (b) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor the Swap Counterparty’s obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the LIBOR Certificates.

It will also be an additional termination event under the Swap Contract in the event that the Swap Counterparty fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least “BBB-” by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least “A2” by Moody’s (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Counterparty are rated at least “P-1” by Moody’s (including if such rating is on watch for possible downgrade) or (ii) if the Swap Counterparty does not have a short-term rating from Moody’s, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least “A1” by Moody’s (including if such rating is on watch for possible downgrade); and the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody’s, as applicable, take the action described in either clause (a) or (b) above.

“Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

Moody’s currently rates the Swap Counterparty’s long-term debt as “Aa1” and short-term debt as “P-1.” S&P rates the Swap Counterparty’s long-term debt as “AA” and its short-term debt as “A-1+.” No assurances can be given that the current ratings of the Swap Counterparty’s instruments will be maintained.

The certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for such Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00

a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement establishes an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “—Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the offered certificates as described under “—Overcollateralization Provisions” above.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of the subordinated certificates have been reduced to zero, (i) if the Class Certificate Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the group 1 mortgage loans, the amount of such excess will be applied to reduce the Class Certificate Balance of the Class 1-A Certificates, until the Class Certificate Balance of such class has been reduced to zero, and (ii) if the aggregate Class Certificate Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the group 2 mortgage loans, the amount of such excess will be applied to reduce the Class Certificate Balance of each class of Class 2-A Certificates, on a pro rata basis according to their respective Class Certificate Balances, until the Class Certificate Balances of such classes have been reduced to zero, except that any such excess otherwise allocable to the Class 2-A-3A Certificates will instead be allocated to the Class 2-A-3B Certificates, until its Class Certificate Balance has been reduced to zero. Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”

Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of “Class Certificate Balance” above.